EXHIBIT 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of January 7, 2011 between

SYMS CORP, a New Jersey corporation (the “Lead Borrower”),

FILENE’S BASEMENT, LLC (together with the Lead Borrower, collectively, the “Borrowers”),

each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent have entered into a certain Credit Agreement dated as of August 27, 2009 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent have agreed to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.
Incorporation of Terms and Conditions of Credit Agreement.   All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement, as applicable.

2.
Representations and Warranties.  Each Borrower hereby represents and warrants that (i) to its knowledge, no Default or Event of Default by the Borrowers exists under the Credit Agreement or under any other Loan Document, and (ii) after giving effect to this Amendment, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

3.
Ratification of Loan Documents.  Each Borrower hereby acknowledges and agrees that it has no actual knowledge of any offsets, defenses, claims, or counterclaims against any Lender, any Agent, or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns with respect to the Obligations, or otherwise, and that if such Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against any Lender, any Agent or any of their respective officers, directors, employees, attorneys, representatives, predecessors, successors, or assigns, whether known or unknown, at law or in equity, from the beginning of the world through this date and through the time of execution of this Amendment, all of them are hereby expressly WAIVED, and each Borrower hereby RELEASES each Lender, each Agent, and their respective officers, directors, employees, attorneys, representatives, predecessors, successors, and assigns from any liability therefor.

4.	Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

a.	Amendments to Article I. The provisions of Article I are hereby amended as follows:

i.	by deleting the definition of “Appraisal Percentage” in its entirety and by substituting the following in its stead:

“Appraisal Percentage” means 87.5%.

ii.	by deleting clause (a) of the definition of “Borrowing Base” in its entirety and by substituting the following in its stead:

“(a)           the face amount of Eligible Credit Card Receivables multiplied by 90%;  plus”

iii.	by deleting clause (e) of the definition of “Borrowing Base” in its entirety and by substituting the following in its stead:

“(e)           the lesser of (i) $9,000,000 and (ii) the Real Estate Advance Rate multiplied by the Appraised Value of Eligible Real Estate;  minus”

iv.	by deleting “$10,000,000” in the first line of the definition of “Letter of Credit Sublimit” and by substituting “$20,000,000” in its stead.

v.	by deleting the definition of “Real Estate Cap” in its entirety.

vi.	by deleting the definition of “Real Estate Advance Rate” in its entirety and by substituting the following in its stead:

“Real Estate Advance Rate” means, as of the First Amendment Effective Date, the following percentages, in each case to be applied against the Eligible Real Estate during each of the following respective three-month periods:

Period	Real Estate Advance Rate
First Amendment Effective Date through February 28, 2011	50%
March 1, 2011 through May 31, 2011	48.25%
June 1, 2011 through August 31, 2011	46.50%
September 1, 2011 through November 30, 2011	44.75%
December 1, 2011 through February 28, 2012	43%
March 1, 2012 through May 31, 2012	41.25%
June 1, 2012 through Maturity Date	39.50%

vii.	by adding the following new definition thereto in appropriate alphabetical order:

“First Amendment Effective Date” means January 7, 2011.

b.	Amendments to Article VI. The provisions of Article VI are hereby amended as follows:

i.	by deleting “at least 30 days before the end of each Fiscal Year of the Lead Borrower” in Section 6.01(d) thereof and by substituting “on or before February 28 of each year” in its stead.

ii.	by deleting Sections 6.13(a) and (b) thereof in their entirety and by substituting the following in their stead:

“(a)  (i) On or prior to the Closing Date, deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”) substantially in the form attached hereto as Exhibit F which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.21(b); and (ii) on or prior to January 21, 2011 (which date may be extended by the Administrative Agent in its sole discretion), enter into a Blocked Account Agreement (Deposit Account Control Agreement) satisfactory in form and substance to the Agents with each Blocked Account Bank (collectively, the “Blocked Accounts”).

(b)  The Loan Parties shall ACH or wire transfer no less frequently than each Business Day (and whether or not there are then any outstanding Obligations) to a Blocked Account all (i) amounts on deposit in each DDA and (ii) payments received from credit card processors.”

5.
Delivery of Borrowing Base Certificates.  Notwithstanding the provisions of Section 6.02(c) of the Credit Agreement, the definition of “Accelerated Borrowing Base Delivery Event” or any other provision to the contrary set forth in the Credit Agreement, the Borrowers hereby acknowledge and agree that, from and after the First Amendment Effective Date until such time as Availability is in an amount greater than thirty percent (30%) of the Loan Cap for sixty (60) consecutive days, the Borrowers will deliver a Borrowing Base Certificate weekly, on Wednesday of each week (or, if Wednesday is not a Business Day, on the next succeeding Business Day), showing the Borrowing Base as of the close of business on the immediately preceding Saturday.

6.
Cash Management.  Notwithstanding the provisions of Section 6.13 of the Credit Agreement, the definition of “Cash Dominion Event” or any other provision to the contrary set forth in the Credit Agreement, the Borrowers hereby acknowledge and agree that, from and after the First Amendment Effective Date until such time as Availability is in an amount greater than thirty percent (30%) of the Loan Cap for sixty (60) consecutive days, the Borrowers shall continue to maintain their cash management system (including the sweep no less frequently than daily of all cash receipts and collections to the Concentration Account) as in effect on the First Amendment Effective Date.

7.	Conditions to Effectiveness. This Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Administrative Agent:

a.	This Amendment shall have been duly executed and delivered by the Borrowers and the Lenders. The Administrative Agent shall have received a fully executed original hereof.

b.	All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Amendment shall have been duly and effectively taken.

c.	After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

d.
The Borrowers shall have paid an amendment fee to the Administrative Agent, for the account of the Lenders, in the amount of $60,000.  Such amendment fee shall be fully earned and due and payable on the date of this Amendment and shall not be subject to refund or rebate under any circumstances.

8.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

9.
Expenses.  The Borrowers shall reimburse the Agents for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees to the extent provided in the Credit Agreement.

10.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

11.	Governing Law. This Amendment shall be construed, governed, and enforced pursuant to the laws of the State of New York.

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as a sealed instrument as of the date first above written.

SYMS CORP, as Lead Borrower

By:       /s/ Marcy Syms
Name:  Marcy Syms
Title:    Chief Executive Officer

FILENE’S BASEMENT, LLC, as a Borrower

By:       Syms Corp, its sole member

By:       /s/ Marcy Syms
Name:  Marcy Syms
Title:    Chief Executive Officer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, and as a Lender By: /s/ Andrew Cerrussi Name: Andrew Cerrussi Title: SVP